④
H96000015160

ARTICLES OF INCORPORATION
OF
EXPLORATIONS OF BOCA RATON, INC.

THE UNDERSIGNED, for the purpose of forming a corporation for profit pursuant to Chapter 607, Florida Statutes, does hereby adopt the following Articles of Incorporation:

WITNESSETH:

ARTICLES I
NAME AND ADDRESS

The name and address of the principal office and/or mailing address of the Corporation is as follows:

Explorations of Boca Raton, Inc.
Congress Corporate Plaza
902 Clint Moore Road, Suite 136
Boca Raton, FL 33487

ARTICLE II
DURATION

This Corporation shall have perpetual existence commencing on the date of the filing of these Articles of Incorporation with the Department of State of Florida.

ARTICLE III
PURPOSES

This Corporation is organized for the purpose of transacting any and all lawful business.

ARTICLES IV
CAPITAL STOCK

This Corporation is authorized to issue 7,500,000 shares of $.001 par value common stock.

Prepared by:
Mark C. Perry, Esquire
2455 East Sunrise Boulevard, Suite 905
Fort Lauderdale, Florida 33304
(954) 564-6616
Florida Bar Number: 251941

H96000015160

H96000015160

ARTICLE V
QUORUM FOR STOCKHOLDERS MEETINGS

Unless otherwise provided for in the Corporation's Bylaws, a majority of the shares entitled to vote, represented in person or by proxy, shall be required to constitute a quorum at a meeting of shareholders.

ARTICLE VI
INITIAL REGISTERED OFFICE AND REGISTERED AGENT

The street address of the initial registered office of this Corporation is 2455 East Sunrise Boulevard, Suite 905, Fort Lauderdale, Florida 33304 and the name of the initial registered agent of this Corporation at such address is Mark C. Perry, Esquire.

ARTICLES VII
INITIAL BOARD OF DIRECTORS

This Corporation shall have two directors initially. The number of directors may be either increased or diminished from time to time in the manner provided in the Bylaws, but shall never be less than one. The names and addresses of the initial Directors of the Corporation is as follows:

Michelle Tucker, P/D
Explorations of Boca Raton, Inc.
Congress Corporate Plaza
902 Clint Moore Road, Suite 136
Boca Raton, FL 33487

Denis Richardson, S/D
Explorations of Boca Raton, Inc.
Congress Corporate Plaza
902 Clint Moore Road, Suite 136
Boca Raton, FL 33487

ARTICLE VIII
INCORPORATORS

The name and address of the Corporation's incorporator is:

Mark C. Perry, Esquire
2455 East Sunrise Boulevard, Suite 905
Fort Lauderdale, Florida 33304

ARTICLE IX
INDEMNIFICATION

The Corporation shall indemnify its officers, directors and authorized agents for all liabilities incurred directly, indirectly or incidentally to services performed for the Corporation, to the fullest extent permitted under Florida law existing now or hereinafter enacted.

H96000015160

H96000015160

ARTICLE X
LIMITATION ON SHAREHOLDER SUITS

Shareholders shall not have a cause of action against the Company's officers, directors or agents as a result of any action taken, or as a result of their failure to take any action, unless deprivation of such right is deemed a nullity because, in the specific case, deprivation of a right of action would be impermissibly in conflict with the public policy of the State of Florida. The fact that this Article shall be inapplicable in certain circumstances shall not render it inapplicable in any other circumstances and the Courts of the State of Florida are hereby granted the specific authority to restructure this Article, on a case by case basis or generally, as required to most fully give legal effect to its intent.

IN WITNESS WHEREOF, we have subscribed our names this 28th day of October, 1996.

Mark C. Perry, Esq., Incorporator
2455 East Sunrise Boulevard, Suite 905
Ft. Lauderdale, Florida 33304

I hereby am familiar with and accept the duties and responsibilities as registered agent for said corporation.

MARK C. PERRY, ESQUIRE

By: ______________________________
Mark C. Perry, Registered Agent

H96000015160

Articles of Amendment to Articles of Incorporation of Explorations of Boca Raton, Inc.

01 MAR -1 AM 11:16
FILED
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Pursuant to the provisions of Section 607.1006, Florida Statutes, this Florida profit corporation does hereby adopt the following articles of amendment to its Articles of Incorporation:

Witnesseth:

First: Amendments adopted:

The substance but not the heading of Article I is hereby repealed in its entirety and replaced by new Article I which shall read as follows:

(A) Name:

The name of the Corporation is "Explorations Entertainment & Education, Inc."

(B) Address

The principal office and mailing address of the Corporation is: 7359 Ballantrae Court; Boca Raton, Florida 33496.

Second: The date of each amendment adopted is: February 10, 2001.

Third: Adoption of Amendments:

The amendments were adopted by the holders of 1,016,725 of the 1,500,000 shares of the Corporation's common stock currently outstanding. The number of votes cast for the amendments were sufficient for approval.

IN WITNESS WHEREOF, I have subscribed my name this 12th day of February, 2001.

Signed, Sealed & Delivered
In Our Presence

Nancy Molenari

[signature]

[signature]
Michelle Tucker, *President*

Articles of Amendment to Articles of Incorporation of Explorations Entertainment & Education, Inc.

Pursuant to the provisions of Section 607.1006, Florida Statutes, this Florida profit corporation does hereby adopt the following articles of amendment to its Articles of Incorporation:

Witnesseth:

First: Amendments adopted:

The substance but not the heading of Article I is hereby repealed in its entirety and replaced by new Article I which shall read as follows:

(A) Name:

The name of the Corporation is "Pop Starz, Inc."

(B) Address

The principal office and mailing address of the Corporation is: 7359 Ballantrae Court; Boca Raton, Florida 33496.

Second: The date of each amendment adopted is: January 25, 2002.

Third: Adoption of Amendments:

The amendments were adopted by the holder of all the shares of the Corporation's common stock currently outstanding. The number of votes cast for the amendments were sufficient for approval.

IN WITNESS WHEREOF, I have subscribed my name this 25th day of January, 2002.

Signed, Sealed & Delivered
In Our Presence

[signature] Nancy Molezzari
[signature]

[signature]
Michelle Tucker, *President*

FILED
04 SEP -2 PM 3:02
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

CERTIFICATE OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

POP STARZ, INC.

The undersigned, being the President of, ***POP STARZ, INC.*** (the "Company") and being duly authorized by the Board of Directors hereby certifies that:

FIRST: Article IV of the Articles of Incorporation is hereby amended to read as follows:

Article IV. CAPITAL STOCK

4.1 Authorized Shares: The total number of shares of capital stock that the Corporation has the authority to issue is twenty-one million (21,000,000). The total number of shares of common stock that the Corporation is authorized to issue is twenty million (20,000,000) and the par value of each share of such common stock is ($.001). The total number of shares of preferred stock that the Corporation is authorized to issue is one million (1,000,000) and the par value of each share of such preferred stock is ($.001).

4.2 Rights for Preferred Shares: The board of directors is expressly authorized to adopt, from time to time, a resolution, or resolutions providing shares in each such series and to fix the designations and powers, preferences and relative, participating, optional and other qualifications, limitations and restrictions of such shares, of each such series.

The foregoing amendment was authorized and adopted by resolution of the Board of Directors and approved by the shareholders evidencing 100% of the total issued and outstanding capital stock entitled to vote, pursuant to a written consent of the shareholders in lieu of a meeting on July 28, 2004. The number of votes cast by the shareholders for approval of the amendment was sufficient for approval.

IN WITNESS WHEREOF the undersigned hereby submits this Certificate of Amendment to the Articles of Incorporation and affirms the same as true under penalties of perjury this 2nd day of August 2004.

IN WITNESS WHEREOF the undersigned hereby submits this Certificate of Amendment to the Articles of Incorporation and affirms the same as true under penalties of perjury this 2nd day of August 2004.

MICHELLE TUCKER, President/Secretary

CERTIFICATE OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
POP STARZ, INC.

FILED
06 MAR 17 PM 2:33
SECRETARY OF STATE
TALLAHASSEE FLORIDA

The undersigned, being the President and Secretary of, ***POP STARZ, INC.*** (the "Company") and being duly authorized by the Board of Directors hereby certifies that:

FIRST: Article IV of the Articles of Incorporation is hereby amended to read as follows:

Article IV. CAPITAL STOCK

4.1 Authorized Shares: The total number of shares of capital stock that the Corporation has the authority to issue is one hundred and one million (101,000,000). The total number of shares of common stock that the Corporation is authorized to issue is one hundred million (100,000,000) and the par value of each share of such common stock is ($.001). The total number of shares of preferred stock that the Corporation is authorized to issue is one million (1,000,000) and the par value of each share of such preferred stock is ($.001).

4.2 Rights for Preferred Shares: The board of directors is expressly authorized to adopt, from time to time, a resolution, or resolutions providing shares in each such series and to fix the designations and powers, preferences and relative, participating, optional and other qualifications, limitations and restrictions of such shares, of each such series.

The foregoing amendment was authorized and adopted by resolution of the Board of Directors and approved by the shareholders owning a majority of the Company's issued and outstanding shares of common stock, pursuant to a written consent of the shareholders in lieu of a meeting on March 7, 2006. The number of votes cast by the shareholders for approval of the amendment was sufficient for approval.

IN WITNESS WHEREOF the undersigned hereby submits this Certificate of Amendment to the Articles of Incorporation and affirms the same as true under penalties of perjury this 16th day of March 2006.

Michelle Tucker

MICHELLE TUCKER, President

JEFF KLEIN, Secretary

Articles of Amendment
to
Articles of Incorporation
of

POP STARZ, INC.
(Name of corporation as currently filed with the Florida Dept. of State)

FILED
09 MAR 24 PM 12:00
SECRETARY OF STATE
TALLAHASSEE FLORIDA

P96000088730
(Document number of corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

NEW CORPORATE NAME (if changing):

GLOBAL ENTERTAINMENT ACQUISITION CORP

(Must contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or "Co.")
(A professional corporation must contain the word "chartered", "professional association," or the abbreviation "P.A.")

AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

Article I - Name and Address is deleted and replaced with the following:

"The name and address of the principal office and/or mailing address of the Corporation is as follows:

Global Entertainment Acquisition Corp.

4949 SR 64 E, #141

Bradenton, Fl. 34208

Article IV - CAPITAL STOCK: Section 4.1 is hereby amended to read as follows:

4.1. Authorized Shares: The total number of shares of capital stock that the Corporation has the authority to issue is One Billion One Million shares (1,001,000,000).

The total number of shares of common stock that the Corporation is authorized to issue is One Billion shares , par value ($.001).

The total number of preferred stock that the Corporation is authorized to issue is One Million shares, Par value ($.001).

(Attach additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)

(continued)

The date of each amendment(s) adoption: April 23, 2008

Effective date if applicable: UPON FILING
(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

☐ The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval by ______________________."
(voting group)

☒ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signature ______________________
(By a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Melissa K. Rice
(Typed or printed name of person signing)

Director
(Title of person signing)

FILING FEE: $35

FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS

08 AUG -1 AM 9:51

Articles of Amendment
to
Articles of Incorporation
of

Global Entertainment Acquisition Corp

(Name of corporation as currently filed with the Florida Dept. of State)

P96000088730

(Document number of corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

NEW CORPORATE NAME (if changing):

Hydrogenetics, Inc

(Must contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or "Co.")
(A professional corporation must contain the word "chartered", "professional association," or the abbreviation "P.A.")

AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

(Attach additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)

(continued)

FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS
08 AUG -1 AM 9:51

The date of each amendment(s) adoption: July 31, 2008

Effective date if applicable: Upon Filing
(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

☐ The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval by ____________________."
(voting group)

☑ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signature ____________________
(By a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Maurice Smith
(Typed or printed name of person signing)

Chief Executive Officer
(Title of person signing)

FILING FEE: $35